Axogen, Inc. Reports Preliminary Revenue for the First Quarter 2020,

Provides Business Update in Response to COVID-19 Pandemic, and

Announces Dismissal of Class Action Lawsuit

ALACHUA, FL – April 23, 2020 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for peripheral nerve injuries, today announced preliminary first quarter 2020 revenue, provided a business update on its actions in response to the COVID-19 pandemic, and announced the dismissal of its class-action lawsuit.

First quarter 2020 net revenue is estimated to be approximately $24.3 million,  an increase of approximately 4% over the first quarter 2019. Although revenue exiting February was trending toward the Company’s annual guidance, hospital reallocation of resources toward the COVID-19 pandemic, along with deferrals and restrictions placed  on elective procedures, had a material negative impact on revenue in March. Additionally, management believes that demand for the Company’s products has been temporarily reduced as nationwide shelter-in-place orders have lowered the incidence of traumatic injuries.

In response to the current restrictions in hospital and community activity, as well as the anticipated reduction of revenue caused by these factors,  the Company has implemented a  cost mitigation initiative designed to defer and reduce certain expenses and capital expenditures during this time. More specifically, the Company has:

•	Implemented a plan reducing executive cash compensation and board fees by 20%, and reducing cash compensation for all other employees by 10% to 15%;
•	Completed an employee layoff of approximately 10% of its workforce and implemented a hiring freeze;
•	Temporarily suspended recovery and processing of tissue in order to utilize existing inventory;
•

Deferred completion of its new biologics processing center in Dayton, Ohio by up to one year, which defers approximately $25 million of expected 2020 capital expenditures to 2021, and extended its current production facility License and Services agreement with Community Tissue Services (CTS) by one year; and

•	Reduced certain discretionary spending, including travel, conference participation, surgeon education (as a result of surgeon travel restrictions), and selected projects across the organization.

Additionally, the Company announced today approval for a Small Business Administration loan under the Paycheck Protection Program in the amount of $7.8 million. The loan will preserve key positions in the Company by providing necessary economic relief during this period of reduced surgical volumes.

“Our first priority in response to the COVID-19 pandemic is the health and safety of those we serve, including healthcare teams and patients, as well as our employees, communities, and suppliers. Our team has adapted to this environment, and we will continue to provide full support to our hospitals and their patients as surgical volumes recover,” commented Karen Zaderej, chairman, CEO, and president of Axogen, Inc. “We believe the long-term fundamentals of our business remain intact, and we are taking steps to defer and reduce our spending while maintaining the ability to respond to our customers’ needs and drive future revenue growth.

2020 Financial Guidance

On April 1, 2020, the Company suspended its 2020 annual financial guidance as previously provided on February 24, 2020, due to uncertainty associated with COVID-19. At this date, management cannot predict the extent or duration of the impact of the COVID-19 pandemic on its financial results but believes the current environment will continue to negatively impact its revenue in the second quarter of 2020 and potentially beyond.

The Company will provide final financial results for the quarter, along with commentary and additional information related to the impact of COVID-19, during its upcoming Q1 2020 earnings call on May 6, 2020, at 4:30 pm ET. More information about the conference call is available on the Company’s website at https://ir.axogeninc.com/.

Update on Class Action Lawsuit

On April 21, 2020, the United Stated District Court for the Middle District of Florida  (Court) dismissed a putative class action complaint filed January 9, 2019, against the Company, certain of its directors and officers, and Company underwriters alleging violations of the federal securities laws. The Court dismissed the complaint without prejudice, finding the Plaintiff failed to state a claim upon which relief could be granted. The Plaintiff has 60 days to file an amended complaint or the action will be dismissed with prejudice.

Commenting on the courts finding, Zaderej stated,  “We are extremely pleased that the Court found in our favor, dismissing the Class Action, which we have spent considerable time and resources defending, and allowing us to move forward without this distraction.”

About Axogen

Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about helping to restore peripheral nerve function and quality of life to patients with physical damage or transection to peripheral nerves by providing innovative, clinically proven and economically effective repair solutions for surgeons and health care providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day, people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve, or the inability to properly reconnect peripheral nerves, can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.

Axogen's platform for peripheral nerve repair features a comprehensive portfolio of products,

including Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard® Nerve Connector, a porcine submucosa extracellular matrix (ECM) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments; Axoguard® Nerve Cap, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive® Soft Tissue Membrane, a processed human umbilical cord intended for surgical use as a resorbable soft tissue barrier. The Axogen portfolio of products is available in the United States, Canada, the United Kingdom, South Korea, and several other European and international countries.

Cautionary Statements Concerning Forward-Looking Statements
This press release contains “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events, or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “continue,” “may,” “should,” “will,” “goals,” and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements related to the expected impact of COVID-19 on our business, statements regarding our growth, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our assessment of our internal controls over financial reporting, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are and will be subject to risks and uncertainties, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements contained in this press release should be evaluated together with the many uncertainties that affect our business and our market, particularly those discussed under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as other risks and cautionary statements set forth in our filings with the U.S. Securities and Exchange Commission. Forward-looking statements are not a guarantee of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made and, except as required by applicable law, we assume no responsibility to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or otherwise.

Contact:

Axogen, Inc.

Peter J. Mariani,  Chief Financial Officer

pmariani@axogeninc.com

InvestorRelations@AxogenInc.com